Exhibit 10.5
JONES SODA CO.
2011 INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD NOTICE
     Jones Soda Co. (the “Company”) hereby grants to you a Restricted Stock Unit Award (the “Award”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Award Notice”) and in the Restricted Stock Unit Award Agreement and the Jones Soda Co. 2011 Incentive Plan (the “Plan”), which are incorporated into the Award Notice in their entirety.
Participant:
Grant Date:
Number of Restricted Stock Units:
Vesting Schedule:
Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice, the Restricted Stock Unit Award Agreement and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

JONES SODA CO.	PARTICIPANT

By:	[Name]
Title:

Attachments:
1. Restricted Stock Unit Award Agreement

JONES SODA CO.
2011 INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
     Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), Jones Soda Co. (the “Company”) has granted you a Restricted Stock Unit Award (the “Award”) under its 2011 Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in your Award Notice. Capitalized terms not explicitly defined in this Agreement but defined in the Plan have the same definitions as in the Plan.
     The details of the Award are as follows:
1. Vesting
     The Award will vest and become payable according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). One share of the Company’s Common Stock will be issuable for each Restricted Stock Unit that vests. Restricted Stock Units that have vested and are no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Units.” Restricted Stock Units that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Units.” The Unvested Units will vest (and to the extent so vested cease to be Unvested Units remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Units are collectively referred to herein as the “Units”). As soon as practicable after Unvested Units become Vested Units, but in no event later than forty-five days after vesting, the Company will settle the Vested Units by issuing to you one share of the Company’s Common Stock for each Vested Unit.
2. Termination of Service
     Unless the Committee determines otherwise prior to your Termination of Service, all Unvested Units will immediately be forfeited to the Company upon your Termination of Service without payment of any consideration to you.
3. Consideration for Award
     The Company acknowledges your payment of full consideration for the Award in the form of services previously rendered and/or services to be rendered hereafter to the Company (in either case, in an amount equal to no less than the aggregate par value of the shares of the subject to the Award).
4. Securities Law Compliance
     4.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.
     4.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of the Company’s Common Stock that you receive pursuant to settlement of this Award (the “Shares”) unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.
     4.3 You confirm that you have been advised, prior to your receipt of the Award, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act.
     4.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.
5. Transfer Restrictions
     Any sale, transfer, assignment, pledge, encumbrance, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Units will be strictly prohibited and void.
6. No Rights as Shareholder
     You will not have voting or other rights as a shareholder of the Company with respect to the Units.
7. Independent Tax Advice
     You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Units and Shares issued thereunder may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the Units and receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Units and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

8. Book Entry Registration of Shares
     The Company may issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name in which case the applicable restrictions will be noted in the records of the Company’s transfer agent and in the book entry system.
9. Tax Withholding
     You agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations in connection with this Award (e.g., at vesting and/or upon receipt of the Shares) and you acknowledge that the Company may refuse to issue any Shares to you until you satisfy such withholding tax obligations. You may satisfy such withholding obligation by any of the following means or a combination thereof: (a) tendering a cash payment to the Company, (b) having the Company withhold an amount from any cash amount otherwise due or become due from the Company to you, (c) having the Company withhold a number of shares of the Company’s Common Stock that would otherwise become issuable under the Award (up to the employer’s minimum tax withholding rate) or (d) surrendering to the Company already owned shares of the Company’s Common Stock (up to the employer’s minimum required tax withholding rate). Notwithstanding the previous sentence, you acknowledge and agree that the Company and any Related Company have the right to deduct from payments of any kind otherwise due to you any federal, state or local taxes of any kind required by law to be withheld with respect the Award.
10. General Provisions
     10.1 Assignment. The Company may assign its rights under this Agreement at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors, including, but not limited to, one or more of the Company’s shareholders.
     10.2 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.
     10.3 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Units pursuant to the express provisions of this Agreement.
     10.4 Agreement Is Entire Contract. This Agreement and the Award Notice constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral or written agreements on the subject. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

     10.5 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
     10.6 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.
     10.7 Section 409A Compliance. Payments made pursuant to this Agreement and the Plan are intended to qualify for an exception from or comply with Section 409A of the Code. Notwithstanding any other provision in this Agreement and the Plan to the contrary, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement and/or the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Company makes no representations that the Award shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Award.
     10.8 Counterparts. This Award Notice may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.
     10.9 Governing Law. To the extent not otherwise governed by the last of the United States, this Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to principles of conflicts of law.
     [Sections 11 and 12 are for non-U.S. employees:]
11. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.
     In accepting the Award, you acknowledge, understand and agree that (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time; (b) the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if have been granted repeatedly in the past; (c) all decisions with respect to future Award grants, if any, will be at the sole discretion of the Company; (d) you are voluntarily participating in the Plan; (e) the Award and any Shares acquired under the Plan are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company, and which is outside the scope of your service contract, if any; (f) the Award and any Shares acquired under the Plan are not intended to replace any compensation; (g) the Award and any Shares acquired under the Plan are not part of normal or expected compensation for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Related Company; (h) the future value of the Award is unknown and cannot be predicted with certainty; (i) no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from your Termination of Service by the Company or a Related Company (for any reason whatsoever and whether or not in breach of local laws) and in consideration of the grant of the Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Related Company, waive your ability, if any, to bring any such claim, and release the Company or any Related Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; (j) in the event of your Termination of Service (whether or not in breach of local laws), your right to vest in the Award under the Plan, if any, will terminate effective as of the date that you are no longer actively retained and will not be extended by any notice period mandated under local law; and (k) the Award and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.
12. Data Privacy.
     By entering into this Agreement and accepting the Award, you explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan. You understand that the Company and any Related Company may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
     You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued upon vesting of the Award may be deposited, and that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. You authorize the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the Company.